Exhibit 21.1


                    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


                                   Jurisdiction of    Name under which
Name of Subsidiary                  Organization      doing business as
------------------                 ---------------    -----------------

XOX Technologies India Pvt Ltd          India         XOX Technologies India
                                                      Pvt Ltd